UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 7, 2011 (January 7, 2011)

CHINA GREEN ENERGY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53547	26-1548693
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

Jiangsu Wujin Lijia Industrial Park
Lijia Town
Wujin District, Changzhou City
Jiangsu Province 213176
People’s Republic of China
(Address of principal executive offices)

+ (86) 519-86230102
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 12, 2011, China Green Energy Industries, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing the dismissal of PKF, Certified Public Accountants, Hong Kong, China, a member firm of PKF International Limited network of legally independent firms (“PKF HK”) as the Company’s independent registered public accounting firm and the engagement of PKF, Certified Public Accountants, A Professional Corporation, of San Diego, California, a member firm of PKF International Limited network of legally independent firms (“PKF California”) as the Company’s independent registered public accounting firm. On January 13, 2011, the Company received a comment letter from the staff of the Securities and Exchange Commission (the “SEC”) on the Original Filing. This Amendment reflects changes made in response to comments we received from the staff in its comment letter.

Unless indicated otherwise, the disclosures in this Amendment continue to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events. Among other things, forward-looking statements made in the Original Filing have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Original Filing, and such forward-looking statements should be read in their historical context. This Amendment should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.

ITEM 4.01.	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 7, 2011, China Green Energy Industries, Inc. (the “Company”) engaged PKF California as its new independent registered public accounting firm, and dismissed PKF HK from that role. The change in accountants was approved by the Company’s Audit Committee and did not result from any dissatisfaction with the quality of professional services rendered by PKF HK. Neither the Company, nor anyone on its behalf, consulted PKF California during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of PKF California regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company engaged PKF HK from July 21, 2010 through January 6, 2011 (the “Engagement Period”). During the Engagement Period, PKF HK did not issue any reports on the Company’s financial statements. During the Engagement Period, the Company did not have any disagreements with PKF HK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PKF HK’s satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report as described in Item 304 (a)(1)(iv) of Regulation S-K. There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during the Engagement Period up to and including the date the relationship with PKF HK ceased.

We furnished PKF HK with a copy of this disclosure on February 3, 2011, providing PKF HK with the opportunity to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from PKF HK, dated February 7, 2011 is filed as Exhibit 16 to this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
16	Letter from PKF HK regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Green Energy Industries, Inc.

Date: February 7, 2011

/s/ Jianliang Shi
Jianliang Shi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from PKF HK regarding change in certifying accountant.